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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              ____________________

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):  May 5, 1998
                              ____________________


                         NATIONAL SURGERY CENTERS, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                    0-27162              36-3549627
(State or other jurisdiction of    (Commission File        (IRS Employer
incorporation or organization)         Number)          Identification No.)


                       30 South Wacker Drive, Suite 2302
                            Chicago, Illinois  60606
              (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code:  (312) 655-1400

                              ____________________



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Item 5.  Other Events.

     On May 5, 1998, National Surgery Centers, Inc. (the "Company"), entered into a Plan and Agreement of Merger (the "Merger Agreement") pursuant to which Field Acquisition Corporation, a Delaware corporation which is a wholly-owned subsidiary of HEALTHSOUTH Corporation, a Delaware corporation ("HEALTHSOUTH"), will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of HEALTHSOUTH. Pursuant to the Merger, each share of common stock, par value $.01 per share, of the Company ("NSC Common Stock") will be converted into the right to receive such number of shares of common stock of HEALTHSOUTH ("HEALTHSOUTH Common Stock") as is valued at $30.50, based upon the average daily closing price per share of HEALTHSOUTH Common Stock for the 20 consecutive days on The New York Stock Exchange ending on the second trading day immediately preceding the effective time of the Merger, provided, however, that in no event shall a share of NSC Common Stock be converted into less than 0.8714 of a share of HEALTHSOUTH Common Stock nor more than 1.1509 shares of HEALTHSOUTH Common Stock. As of April 30, 1998, there were approximately 18,612,424 shares of NSC Common Stock issued and outstanding and options to purchase approximately 1,881,586 shares of NSC Common Stock were outstanding. The Merger Agreement does not provide for termination based on a change in the stock price of either company. The transaction, which is subject to approval by the stockholders of NSC and which does not require a vote of HEALTHSOUTH's stockholders, is expected to be accounted for as a pooling of interests and is intended to be a tax-free reorganization. The transaction is subject to various regulatory approvals, including Hart-Scott-Rodino clearance, and to the satisfaction of certain other conditions, and also provides for the payment of a break-up fee to HEALTHSOUTH under certain conditions.

     The Company operates a network of 40 freestanding ambulatory surgery centers. The Merger Agreement and the Company's press release announcing the signing of the Merger Agreement are filed herewith as Exhibits 2.1 and 99.1 and are incorporated herein by reference.

     On May 8, 1998, the Company announced that it will postpone until further notice the annual meeting of the stockholders of the Company originally scheduled to be held May 21, 1998. A copy of the press release relating thereto is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits.
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     The exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                NATIONAL SURGERY CENTERS, INC.




                                By:  /s/ E. Timothy Geary
                                   ---------------------------------------
                                     E. Timothy Geary
                                     President and Chief Executive Officer

Dated:  May 12, 1998
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                        NATIONAL SURGERY CENTERS, INC.
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                                 Exhibit Index
                                 -------------

Exhibit
Number                      Description of Exhibit
-------                     ----------------------

 2.1 Plan and Agreement of Merger dated as of May 5, 1998 by and among HEALTHSOUTH Corporation, Field Acquisition Corporation, and National Surgery Centers, Inc.

 2.2 Amendment No. 1 to Rights Agreement dated May 5, 1998 between National Surgery Centers, Inc. and Harris Trust and Savings Bank.

 99.1 Press Release dated May 6, 1998, by National Surgery Centers, Inc. announcing the signing of the Merger Agreement.

 99.2 Press Release dated May 8, 1998 by National Surgery Centers, Inc. announcing the postponement of the annual meeting of stockholders.